UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2008

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Employment Agreement with Dr. Harvey

On May 6, 2008, Sigma-Aldrich Corporation, a Delaware corporation (the “Company”), executed an amendment (“Amendment”) to the original employment agreement (“Agreement”) previously entered into with David R. Harvey (“Chairman”) effective as of January 1, 2006. The Amendment extended the term of the Chairman’s employment for a one-year term beginning on the date of the 2008 Annual General Meeting date and terminating on the date of the 2009 Annual General Meeting. All other terms and conditions of the Agreement shall remain in full force and effect during this one-year extension. The term may be extended by the parties by written agreement for successive additional one-year periods. Under the Agreement, Dr. Harvey will serve as the Company’s Chairman or in any other capacity, as determined by the Board of Directors. The original employment agreement was filed in a Current Report on Form 8-K dated January 16, 2006, incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is filed with this Current Report on Form 8-K:

10.1	Second Amendment to the Executive Employment Agreement effective as of May 6, 2008 by and between the Sigma-Aldrich Corporation and David Harvey

10.2	First Amendment to the Executive Employment Agreement effective as of May 4, 2007 by and between the Sigma-Aldrich Corporation and David Harvey incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 4, 2007, Commission File number 0-8135

10.3	Employment Agreement effective as of January 1, 2006 by and between the Sigma-Aldrich Corporation and David R. Harvey incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 16, 2006, Commission File number 0-8135

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: May 8, 2008	By:	/s/ Kirk A. Richter
Kirk A. Richter, Treasurer

Exhibit Index

Exhibit No.	Exhibit
10.1	Second Amendment to the Executive Employment Agreement effective as of May 6, 2008 by and between the Sigma-Aldrich Corporation and David Harvey

10.2	First Amendment to the Executive Employment Agreement effective as of May 4, 2007 by and between the Sigma-Aldrich Corporation and David Harvey incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 4, 2007, Commission File number 0-8135

10.3	Employment Agreement effective as of January 1, 2006 by and between the Sigma-Aldrich Corporation and David R. Harvey incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 16, 2006, Commission File number 0-8135

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